SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

July 3, 2018

AIR INDUSTRIES GROUP

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-35927	80-0948413
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

360 Motor Parkway, Suite 100, Hauppauge, NY 11788

(Address of Principal Executive Offices)

Registrant’s telephone number: (631) 881-4920

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17   CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement

Air Industries Group (the “Company”) previously announced that it had entered into a Stock Purchase Agreement (the “Agreement”) with CPI Aerostructures Inc. (“Buyer”) dated as of March 21, 2018. The Agreement provides for the purchase by the Buyer from the Company of all of the shares of capital stock of Welding Metallurgy, Inc. (“WMI”), a wholly owned subsidiary of the Company.

On July 2, 2018, the Company notified Buyer that it was terminating the Agreement due to Buyer’s failure to close on a timely basis.

The Company is considering all of its options against the Buyer under the Agreement, at law and in equity.

The material terms of the Agreement were summarized in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2018. Such summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement filed as Exhibit 10.1 to such Current Report on Form 8-K.

Item 7.01.	Regulation FD Disclosure.

On July 3, 2018, the Company issued a press release announcing the termination of the Agreement, a copy of which is attached hereto as Exhibit 99.1.

The information contained in the press release is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statement and Exhibits.

(d)  Exhibits:

Exhibit	Description

99.1	Press Release issued by Air Industries Group dated July 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIR INDUSTRIES GROUP

Dated: July 3, 2018	By:	/s/ Michael Recca
Michael Recca
Chief Financial Officer

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